EXHIBIT 10.8

SIXTH AGREEMENT OF AMENDMENT
TO
REVOLVING LOAN AND SECURITY AGREEMENT
AND OTHER DOCUMENTS

This  Sixth Agreement of Amendment to Revolving Loan and Security Agreement ("Sixth Amendment") is effective May 12, 2010 by and among SOVEREIGN BANK, a federal savings bank, having an address of 101 Wood Avenue South, Iselin NJ 08830  ("Lender"), MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation, MEDIA SCIENCES, INC.,  a New Jersey corporation, and CADAPULT GRAPHIC SYSTEMS, INC., a New Jersey corporation, having their chief executive office at  8 Allerman Road, Oakland  NJ  07436 (either separately, jointly, or jointly and severally, "Borrower").

RECITALS

A.           Borrower has executed and delivered a certain (i) Secured Revolving Loan Note dated February 12, 2008, in the original maximum principal sum of Eight Million Dollars ($8,000,000.00),  as amended, and a certain (ii) Term Loan Note in the original maximum principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) payable to the order of Lender (collectively, "Note").

B.           In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lender, the Lender and Borrower have executed, among other things, a Revolving Loan and Security Agreement dated February 12, 2008, as amended ("Loan Agreement").

C.           In addition to the foregoing documents, Media Sciences International, Inc. and Media Sciences, Inc. (jointly and severally, "Pledgor") have executed certain Pledge and Control Agreements dated February 12, 2008 ("Pledge Agreement").  For purposes of convenience, the Borrower and Pledgor are jointly and severally referred to as "Obligors."

D.           In addition to the foregoing documents, the Obligors and Lender have executed or delivered other collateral agreements, certificates and instruments perfecting or otherwise relating  to  the security interests created.   For purposes of convenience, the Note, Loan Agreement, Pledge Agreement and related collateral agreements, certificates and instruments are collectively referred  to  as the "Loan Documents.”

E.           Borrower has requested a modification of the Loan Documents.

F.           Lender and Obligors wish to clarify their rights and duties to one another as set forth in the Loan Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Sixth Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.            Lender and Obligors reaffirm, consent and agree to all of the terms and conditions of the Loan Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Loan Documents are hereby expressly modified by this Sixth Amendment.

2.           In the case of any ambiguity or inconsistency between the Loan Documents and this Sixth Amendment, the language and interpretation of this Sixth Amendment is to be deemed binding and paramount.

3.           The Loan Agreement is hereby amended as follows:

A.  Section 1.3(a) is hereby amended to read as follows:

Interest accrues on the Revolving Loan at the greater of (i) seven percent (7%) per annum or (ii) Lender's floating Prime Rate (as that term is defined in this Agreement) plus four percent (4.0%) per annum. In no event is the interest rate to be less than seven percent (7%) per annum.

B.  Section 7.9 is hereby amended to read as follows:

Section 7.9  Future Adverse Restrictions

The Borrower is not to change its status as a registered organization (if applicable), Operating Documents, the nature of its business or management structure; notwithstanding, Borrower may dissolve Cadapult Graphic Systems, Inc. and/or MSIA, LLC provided in each case that it then is inactive, has no assets and has no ownership or rights to any Collateral.  Borrower may create or establish any subsidiary, or purchase (directly or indirectly) all of the issued and outstanding stock of a foreign organized entity subject to the prior written consent of Lender, following notice to Lender provided that Borrower is to (i) execute and deliver to Lender a pledge and security agreement pledging to Lender as additional security for the Debt sixty-five (65%) percent of the outstanding stock (whenever issued) of any foreign subsidiary(ies)  of the Borrower now in existence or formed after the date hereof, and of any such entities whose stock has been so purchased (ii) deliver to Lender the stock certificates evidencing such stock together with the duly executed stock powers (undated and in blank) with respect thereto, all in form and substance satisfactory to Lender to be deemed part of the Collateral.

C.  Section 7.16 is hereby amended to read as follows:

Section 7.16  Fixed Charge Coverage Ratio

The Borrower is not to cause or permit its Fixed Charge coverage ratio, tested quarterly, on a rolling nine month basis for the quarter ending June 30, 2010, and on a rolling twelve month basis for the quarter ending September 30, 2010; and thereupon for each quarter thereafter based on a trailing 12 month basis to be less than 1.05:1.  Fixed Charge is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") (including an add back for non-cash stock based compensation) less the sum of: cash taxes; cash capital expenditures; any cash dividends, distributions or loans, and other cash payments not captured on the current profit and loss statement, divided by principal payments on term debt (or capital leases), and cash interest. For all of the foregoing determinations, any equity contribution made  to the Borrower and (for the period of October 1, 2009 through September 30, 2010 only), indebtedness subordinated to the Debt on terms acceptable to Lender will be applied to offset cash capital expenditures. For those of the foregoing determinations made during fiscal periods of 2010 only which will be determined on a rolling twelve month basis, cash received by Borrower from convertible debt offerings and associated warrants will be applied to offset cash capital expenditures.

4.        The Borrower’s failure to comply with Section 7.16 of the Loan Agreement for the quarter ended March 31, 2010 constitutes an event of Default under the Loan Agreement.  Lender hereby agrees to grant a waiver thereof provided, however, that this waiver does not constitute (i) a modification or an alteration of any of the terms, conditions or covenants of the Loan Agreement or any other Loan Documents, all of which remain in full force and effect, or (ii) a waiver, release or limitation upon Lender’s exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved, or (iii) a waiver of compliance with Section 7.16 for any other period or purpose.  This waiver does not relieve or release the Obligors in any way from any of their other respective duties, obligations, covenants or agreements under the Loan Agreement or any other  Loan Documents or from the consequences of any event(s) of Default thereunder, except as expressly described above.  This waiver does not obligate Lender, or be construed to require Lender, to waive any other event(s) of Default or defaults, whether now existing or which may occur after the date of this Sixth Amendment.

5.        In consideration of this Sixth Amendment, Borrower is to pay to Lender a fee of Twelve Thousand Dollars ($12,000.00) upon execution of this Sixth Amendment.

6.         Except as set forth in paragraph 4 above, Obligors represent and warrant that there are no defaults or events of Default pursuant to or defined in any of the Loan Documents, and that all warranties and covenants which have been made or performed by Obligors in connection with the Loan Documents were true and complete when made or performed.

7.           The Loan Documents are hereby amended to provide that a default, breach or failure on the part of Obligors to perform any covenant or condition hereunder or an event of Default otherwise defined in either this Sixth Amendment or any document executed in connection with this Sixth Amendment is to be deemed an event of Default for purposes of the Loan Documents.

8.           All representations, warranties and covenants made by Obligors to Lender in the Loan Documents are hereby repeated as though first made expressly in this Sixth Amendment.

9.            Except as otherwise provided herein, the Loan Documents  continue in full force and effect, in accordance with their respective terms.  The parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents and consent to the terms of this Sixth Amendment. Capitalized terms used in this Sixth Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Loan Documents.

10.           The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Sixth Amendment.

11.           This Sixth Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties.  This Sixth Amendment is not assignable by Obligors without the prior written consent of Lender.

12.           To the extent that any provision of this Sixth Amendment is determined by any court or legislature  to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage.  If that occurs, it does not have the effect of rendering any other provision of this Sixth Amendment invalid or unenforceable.  This Sixth Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

13.            This Sixth Amendment may only be changed or amended by a written agreement signed by all of the parties.  By the execution of this Sixth Amendment, Lender is not to be deemed to consent to any future renewal or extension of the loan. This Sixth Amendment may only be changed or amended by a written agreement signed by all of the parties. This Sixth Amendment is deemed to be part of and integrated into the Loan Documents.

14.            This Sixth Amendment is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey).

15.           The parties to this Sixth Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Sixth Amendment, the enforceability and interpretation of the terms contained in this Sixth Amendment and the consummation of the transactions and matters covered by this Sixth Amendment.

16.           Obligors are to reimburse Lender for its costs, expenses, and reasonable attorneys' fees incurred in connection with this Sixth Amendment, upon execution of this Sixth Amendment.

THE OBLIGORS, FOR THEMSELVES, THEIR SUBSIDIARIES (IF ANY) AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS SIXTH AMENDMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS SIXTH AMENDMENT.

IN WITNESS WHEREOF, the parties have signed this Sixth Amendment.

Attest/Witness:                                                                MEDIA SCIENCES
                                                                                             INTERNATIONAL, INC

Jennifer Mejia                                                                   By:           /s/ Michael W. Levin
Print Name:   Jennifer Mejia                                            Print Name:  MICHAEL W. LEVIN
Title:                                                                                   Title:                  CEO

Attest/Witness:                                                                MEDIA SCIENCES, INC

Jennifer Mejia                                                                    By:           /s/ Michael W. Levin
Print Name:   Jennifer Mejia                                             Print Name:  MICHAEL W. LEVIN
Title:                                                                                    Title:                  CEO

Attest/Witness:                                                                CADAPULT GRAPHIC SYSTEMS, INC.

Jennifer Mejia                                                                    By:           /s/ Michael W. Levin
Print Name:   Jennifer Mejia                                             Print Name:  MICHAEL W. LEVIN
Title:                                                                                    Title:                  CEO

                                                                                              SOVEREIGN BANK

                                                                                               By:         /s/ Alan Lapidus
                                                                                               Print Name:  ALAN LAPIDUS
                                                                                               Title:             Senior Vice President

STATE OF NEW JERSEY             )
                                                           ) ss.
COUNTY OF Bergen______ ___)

I certify that on May 12, 2010, MICHAEL W. LEVIN personally appeared  before  me and that this person acknowledged under oath, to my satisfaction, that this person is the Chief Executive Officer of Media Sciences, Inc., Media Sciences International, Inc. and Cadapult Graphic Systems, Inc., the corporations named in the attached document; this person executed and delivered the attached document on behalf of and as the voluntary act and deed of the corporations, and this person was authorized by the corporations to execute and deliver the attached document on behalf of the corporations.

/s/ Denise S. Hawkins